UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2010

K-V Pharmaceutical Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9601	43-0618919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Woods Drive Bridgeton, MO	63044 (Zip Code)
(Address of Principal Executive Offices)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: (314) 645-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

K-V Pharmaceutical Company (the “Company”) hereby files this Amendment No. 1 (“Amendment No. 1”) to its Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 10, 2010 (the “Original Form 8-K”), to amend the disclosure under the heading “Effect of Restatement on the Quarter Ended June 30, 2008” below. This Amendment No. 1 amends and restates the Original Form 8-K in its entirety.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On February 4, 2010, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company, upon the recommendation of management, concluded that the Company’s previously issued financial statements as of and for the three months ended June 30, 2008 (the “June 30, 2008 Financial Statements”) contained errors in the application of certain accounting practices and procedures. As a result, the June 30, 2008 Financial Statements should no longer be relied upon. In addition, the Company’s prior related earnings and news releases and similar communications should no longer be relied upon to the extent they relate to the June 30, 2008 Financial Statements. Management and the Audit Committee have discussed the determination with KPMG LLP, the Company’s independent registered public accounting firm.

Amended Quarterly Report for the Quarter Ended June 30, 2008 and Status of Other SEC Filings

The Company currently is preparing an amendment (the “Amended June 2008 Form 10-Q”) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, which was filed with the SEC on August 11, 2008. As previously disclosed, KPMG LLP was unable to complete the SAS 100 review of the June 30, 2008 Financial Statements. The Amended June 2008 Form 10-Q will contain the restatement of the Company’s consolidated balance sheet as of June 30, 2008 and the related consolidated statements of income and cash flows for the three months ended June 30, 2008. In addition, the Amended June 2008 Form 10-Q will be filed when KPMG LLP has completed its review. The Company intends to file the Amended June 2008 Form 10-Q no later than March 31, 2010.

The Company has been unable to file with the SEC its Form 10-Q for the Company’s second fiscal quarter ended September 30, 2008 (the “September 2008 Form 10-Q”), its Form 10-Q for the Company’s third fiscal quarter ended December 31, 2008 (the “December 2008 Form 10-Q”), its Form 10-K for the Company’s fiscal year ended March 31, 2009 (the “2009 Form 10-K”), its Form 10-Q for the Company’s first fiscal quarter ended June 30, 2009 (the “June 2009 Form 10-Q”), its Form 10-Q for the Company’s second fiscal quarter ended September 30, 2009 (the “September 2009 Form 10-Q”) and its Form 10-Q for the Company’s third fiscal quarter ended December 31, 2009 (the “December 2009 Form 10-Q”). The Company intends to file the September 2008 Form 10-Q, the December 2008 Form 10-Q and the 2009 Form 10-K no later than March 31, 2010. The Company intends to prepare and file the June 2009 Form 10-Q, the September 2009 Form 10-Q and the December 2009 Form 10-Q after it files the reports mentioned above. However, the Company is unable at this time to estimate when the June 2009 Form 10-Q, the September 2009 Form 10-Q and the December 2009 Form 10-Q will be filed with the SEC.

Effect of Restatement on the Quarter Ended June 30, 2008

During the year-end closing process for fiscal year 2009 and in the course of preparing the Company’s consolidated financial statements to be included in the 2009 Form 10-K, management identified errors in the application of certain accounting practices and procedures and the classification of certain expenses. As a result, the Amended June 2008 Form 10-Q will contain the Company’s restated consolidated balance sheet as of June 30, 2008 and restated consolidated statements of income and cash flows for the three months ended June 30, 2008 reflecting restatement adjustments in the following areas:

(a) Reserve for chargebacks—Based on its review of the accounting method used to estimate the reserve for chargebacks, the Company determined that a customer deposit was inappropriately applied in prior periods as an offset to the estimated chargeback reserve requirement. The Company anticipates recording an adjustment to decrease receivables and net revenues.

(b) Inventory variances—The Company did not appropriately capitalize production-related inventory variances. For fiscal year 2009, the Company implemented a revised accounting policy that provided for the Company to transfer all production-related variances to inventory at inception and then recognize them into cost of sales based on average inventory turns. The Company anticipates recording an adjustment to decrease inventory and increase cost of sales.

(c) Vacation accrual—The Company determined that the vacation accrual was not calculated in accordance with the terms of the Company’s vacation policy. The Company anticipates recording an adjustment to increase accrued liabilities and compensation expense reflected in cost of sales, research and development expense, and selling and administrative expense.

(d) Accounting for materials used in research and development activities—The Company determined that it did not appropriately record costs for materials used in research and development activities and incorrectly capitalized materials that should have been expensed. The Company anticipates recording an adjustment to decrease inventory and increase research and development expense for raw materials that did not meet the criteria for capitalization.

(e) Redistribution fees—The Company is charged a redistribution fee by certain customers to ship products to one centralized location. The Company determined that it had not calculated the net expense in accordance with the terms of certain redistribution fee agreements. Accordingly, the Company anticipates recording an adjustment to increase accrued liabilities and decrease net revenues. In addition, the Company determined that the consideration given to customers in the form of redistribution fees was not sufficiently separable from the underlying sales of goods to these customers and should be reflected as a reduction of gross revenues. Therefore, the Company anticipates recording reclassification adjustments to decrease net revenues and selling and administrative expense.

(f) Accounting for stock-based compensation—The Company determined that its calculation of stock-based compensation for options issued to retirement eligible employees was not correct. The Company anticipates recording an adjustment to increase stock-based compensation and additional paid-in capital. Also, the Company determined that its calculation of stock-based compensation for options issued to employees who ceased being employees of the Company and instead worked for the Company as consultants was not correct. The Company anticipates recording an adjustment to decrease stock-based compensation and additional paid-in capital.

(g) Accounting for property and equipment—The Company determined that its policies and procedures were inadequate to ensure that maintenance and repairs of equipment were expensed as incurred, all asset costs were appropriately capitalized, depreciation expense was appropriately calculated and that the selection of useful lives of property and equipment was appropriately and consistently applied. The Company anticipates recording an adjustment to decrease property and equipment, net and increase cost of sales and selling and administrative expense.

(h) Accounting for Medicaid rebates—The Company determined its policies and procedures were inadequate to ensure that accurate information, including information related to pricing of products and the exempt status of customers, was captured and communicated to those responsible for evaluating the accounting implications. As a result of a review of the methodology used to determine the amount owed for Medicaid rebates and the identification of other enhancements to the process for determining the Medicaid rebate liability, the Company anticipates recording an adjustment to decrease net revenues and increase accrued liabilities. In addition, the Company anticipates recording a reclassification adjustment to increase receivables and accrued expenses to reflect the amount owed for Medicaid rebates as a liability.

(i) Accounting for software financing arrangements—The Company determined that an agreement to purchase various software licenses and products by means of a third-party financing arrangement was not appropriately recorded. The Company plans to correct this error by capitalizing the assets purchased and amortizing them over the service life. The Company anticipates recording the corresponding liability with the financing company as debt that matures in fiscal year 2012 and interest expense thereon.

(j) Accounting for promotional rebates—The Company determined that payments made to certain customers to compensate them for the delayed launch of a product that they had purchased at a higher price were improperly recorded as selling and administrative expense. The Company anticipates recording a reclassification adjustment to decrease gross revenues and selling and administrative expense.

The Company anticipates recording income tax adjustments to correct the Company’s income tax expense and the applicable income tax liabilities to reflect the impact of the restatement adjustments and other errors detected in the tax provision calculation.

The errors identified by management are attributable to the fact that the Company did not maintain an effective control environment or entity-level controls. In particular, the Company did not sufficiently promote an appropriate level of control awareness and did not maintain a sufficient complement of adequately trained personnel with an appropriate level of knowledge, experience and training in the application of U.S. generally accepted accounting principles (GAAP) and financial statement closing procedures commensurate with the Company’s financial reporting requirements. In addition, the operating effectiveness of the Company’s information and communication controls were inadequate to ensure that information was communicated to the appropriate personnel across and within business activities. Furthermore, our policies and procedures did not adequately address the financial reporting risks associated with the preparation and review of our financial statements. Specifically, the Company’s internal controls over financial reporting related to manual journal entries, account reconciliations, the use of spreadsheets, customer and supplier agreements, stock-based compensation and Medicaid rebates were inadequate to ensure that items were appropriately identified, reviewed, approved and monitored and that information with accounting implications was communicated on a timely and accurate basis to those responsible for performing evaluations of the accounting implications. Furthermore, the Company’s policies and procedures did not adequately address the financial reporting risks associated with the application of accounting principles and standards with respect to inventories, property and equipment, employee compensation, reserves for sales allowances and vendor financing transactions. The Company plans to include in the 2009 Form 10-K and the Amended June 2008 Form 10-Q a discussion of a number of material weaknesses in internal controls over financial reporting related to the adjustments noted above.

During the fourth quarter of the Company’s fiscal year ended March 31, 2009 and continuing after March 31, 2009, the Company began taking action, including designing and implementing controls, in order to remediate the matters described in the previous paragraph. The Company intends to continue its remediation efforts, which will be described in the 2009 Form 10-K, including testing of operating effectiveness of new controls, during the fiscal year ending March 31, 2010, and to provide an update on the status of its remediation activities on a quarterly basis.

The Company expects the restatement adjustments to reduce (1) consolidated net revenues by between approximately $12 million and $14 million, (2) income before income taxes by between approximately $10 million and $12 million and (3) net income for the three months ended June 30, 2008 by between approximately $6 million and $8 million. Additionally, the Company expects to record a reduction in previously reported diluted earnings per share by between approximately $0.12 and $0.14 for its Class A common stock and by between approximately $0.10 and $0.12 for its Class B common stock for the three months ended June 30, 2008. The Company expects that the cash balance previously reported in the June 30, 2008 Financial Statements will remain unchanged.

Effect on Prior Annual and Interim Periods

The Company has also identified errors in the application of certain accounting practices and procedures in the interim and annual periods prior to the quarter ended June 30, 2008. The Company is assessing the materiality of the impact of these errors on such prior periods to determine if the impact of the errors on prior period consolidated financial statements is material. The Company plans to provide a further update after management has completed its assessment and the Audit Committee has made its final determination based on management’s recommendation.

Identification of Material Weaknesses in Internal Controls Over Financial Reporting

The Company plans to include in the 2009 Form 10-K and the Amended June 2008 Form 10-Q a discussion of a number of material weaknesses in internal controls over financial reporting related to the adjustments noted above that have been identified in the following major areas: (a) entity level controls including an ineffective control environment, (b) financial statement preparation and review procedures and (c) application of accounting principles. As a result of the material weaknesses, management has concluded that we did not maintain effective internal control over financial reporting as of March 31, 2009 and as of June 30, 2008 based on the criteria established in COSO’s Internal Control — Integrated Framework. The 2009 Form 10-K and the Amended June 2008 Form 10-Q will more fully describe the Company’s material weaknesses in internal controls over financial reporting as well as the Company’s remediation plans.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and which may be based on or include assumptions concerning the operations, future results and prospects of the Company. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about product development, product launches, regulatory approvals, governmental and regulatory actions and proceedings, market position, acquisitions, sale of assets, revenues, expenditures, resumption of manufacturing and distribution of products and the impact of the recall and suspension of shipments on revenues, and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, the Company provides the following cautionary statements identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following:

(1)	the ability to continue as a going concern;
(2)	difficulties and uncertainties with respect to obtaining additional capital;
(3)	the consent decree between the Company and the U.S. Food and Drug Administration (the “FDA”) and the Company’s suspension of the production and shipment of all of the products that the Company manufactures and the related nationwide recall affecting all of the products that the Company manufactures, as well as the related material adverse effect on the Company’s revenue, assets and liquidity and capital resources, all as more fully described in the Company’s Form 8-K filed with the SEC on January 26, 2009, the Company’s Form 8-K filed with the SEC on February 26, 2009, the Company’s Form 8-K filed with the SEC on March 3, 2009, the Company’s Form 8-K filed with the SEC on April 30, 2009, the Company’s Form 8-K filed with the SEC on July 24, 2009 and the Company’s Form 8-K filed with the SEC on November 12, 2009;
(4)	the plea agreement between the Company and the U.S. Department of Justice and the Company’s obligations in connection therewith, as well as the related material adverse effect, if any, on the Company’s revenue, assets and liquidity and capital resources;
(5)	changes in the current and future business environment, including interest rates and capital and consumer spending;
(6)	the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized;
(7)	the possibility of not obtaining FDA approvals or delay in obtaining FDA approvals;
(8)	acceptance of and demand for the Company’s new pharmaceutical products;
(9)	the introduction and impact of competitive products and pricing, including as a result of so-called authorized-generic drugs;
(10)	new product development and launch, including the possibility that any product launch may be delayed;
(11)	reliance on key strategic alliances;

(12)	the availability of raw materials and/or products manufactured for the Company under contract manufacturing arrangements with third parties;
(13)	the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations;
(14)	fluctuations in revenues;
(15)	the difficulty of predicting international regulatory approvals, including timing;
(16)	the difficulty of predicting the pattern of inventory movements by the Company’s customers;
(17)	the impact of competitive response to the Company’s sales, marketing and strategic efforts, including the introduction or potential introduction of generic or competing products against products sold by the Company and its subsidiaries;
(18)	risks that the Company may not ultimately prevail in litigation, including challenges to the Company’s intellectual property rights by actual or potential competitors or to the Company’s ability to market generic products due to brand company patents and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company or its subsidiaries, including without limitation the litigation and claims referred to in Note 16 of the Notes to the Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 and under the heading “Certain Other Matters” in the Company’s Form 8-K filed with the SEC on April 30, 2009;
(19)	the possibility that the Company’s current estimates of the financial effect of certain announced product recalls could prove to be incorrect;
(20)	whether any product recalls or product introductions result in litigation, agency action or material damages;
(21)	the satisfaction or waiver of the terms and conditions for the acquisition of the full U.S. and worldwide rights to Gestiva™ set forth in the previously disclosed Gestiva™ acquisition agreement, as amended;
(22)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals, all as more fully described in the Company’s Form 8-K filed with the SEC on January 26, 2009, the Company’s Form 8-K filed with the SEC on February 26, 2009, the Company’s Form 8-K filed with the SEC on April 30, 2009, as well as certain other of the Company’s SEC filings;
(23)	the possibility that insurance proceeds are insufficient to cover potential losses that may arise from litigation, including with respect to product liability or securities litigation;
(24)	the informal inquiry initiated by the SEC and any related or additional governmental investigative or enforcement proceedings, as well as actions by the FDA and the U.S. Department of Justice, including as described in the Company’s Form 8-K filed with the SEC on January 26, 2009, the Company’s Form 8-K filed with the SEC on February 26, 2009, the Company’s Form 8-K filed with the SEC on April 30, 2009, the Company’s Form 8-K filed with the SEC on July 24, 2009, the Company’s Form 8-K filed with the SEC on November 12, 2009 and the Company’s Form 8-K filed with the SEC on February 25, 2010;
(25)	delays in returning, or failure to return, certain or many of the Company’s approved products to market, including loss of market share as a result of the suspension of shipments, and related costs;
(26)	the ability to sell or license certain assets, and the terms of such transactions;
(27)	the possibility that default on one type or class of the Company’s indebtedness could result in cross default under, and the acceleration of, the Company’s other indebtedness;
(28)	the possibility that the failure to timely file the Company’s Annual Report on Form 10-K for fiscal year 2009 with the SEC could result in the delisting of the Company’s securities by the New York Stock Exchange; and
(29)	the risks detailed from time to time in the Company’s filings with the SEC.

This discussion is not exhaustive, but is designed to highlight important factors that may impact the Company’s forward-looking statements.

Because the factors referred to above, as well as the statements included elsewhere in this Current Report on Form 8-K, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by the Company or on the Company’s behalf, you should not place undue reliance on any forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under the caption “Item 1A—Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008, as supplemented by the Company’s subsequent SEC filings. Further, any forward-looking statement speaks only as of the date on which it is made and the Company is under no obligation to update any of the forward-looking statements after the date of this Current Report on Form 8-K. New factors emerge from time to time, and it is not possible for the Company to predict which factors will arise, when they will arise and/or their effects. In addition, the Company cannot assess the impact of each factor on the Company’s future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-V Pharmaceutical Company

By:  /s/ David A. Van Vliet

        David A. Van Vliet

        Interim President and Interim Chief Executive Officer

Date: March 2, 2010